UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:     November 23, 2005

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  0-7903

DELAWARE	36-2675371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:     (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.04          Temporary Suspension of Trading Under Registrants’ Employee Benefit Plans.

On November 23, 2005, we delivered a notice to our directors and executive officers informing them that a blackout trading period will begin December 22, 2005 and terminate during the week of January 9, 2006 (blackout period) in connection with our change of trustee function and recordkeeping services of our Incentive Savings Plan (401(k) Plan) from Cigna Bank & Trust Company to the Principal Financial Group.  We provided the notice to the directors and executive officers in compliance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice to directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 14, 2005, we sent a notice to the participants of the 401(k) Plan of the change of trustee and the related blackout period.   During the blackout period, participants will be unable to make changes in investment choices for new contributions, transfer existing retirement funds among investment options and request loan payouts, distributions and withdrawals.  The blackout period applies to shares of our common stock, par value $.01-2/3, which have been contributed to the 401(k) Plan.

During the blackout period and for two years thereafter, a security holder or other interested persons may obtain, without charge, information about the blackout period, including the actual beginning and ending dates of the blackout period, by contacting Joan R. Riley, Quixote Corporation, 35 East Wacker Drive, Suite 1100, Chicago IL 60601 (312) 467-6755.

Item 9.01          Financial Statements and Exhibits

(c)       Exhibits

99.1    Notice to Directors and Executive Officers of Quixote Corporation Regarding Special Trading Restrictions During 401K Plan Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	November 23, 2005	/s/ Leslie J. Jezuit
LESLIE J. JEZUIT
Chief Executive Officer